AMENDMENT NO. 1 TO
AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED EXECUTIVE
EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of Wednesday, January 24, 2024 (the “Amendment Effective Date”) by and between TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”), and Richard Marshak, an individual (the “Executive”) (the Company and the Executive are hereinafter sometimes individually referred to as a “Party” and together referred to as the “Parties”).

WHEREAS, Executive and the Company previously entered into that certain Amended and Restated Executive Employment Agreement dated March 2, 2023 (the “Employment Agreement”); and

WHEREAS, Executive and the Company have agreed to amend certain terms of the Employment Agreement in accordance with the terms hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the adequacy and sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

1.Section 1(i)(ii) of the Employment Agreement. Effective as of the Amendment Effective Date, Section 1(i)(ii) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“the Company’s reasonable determination that Executive failed to comply with any valid and legal directive from the Company, consistent with Executive’s position and duties under this Agreement;”
2.Section 2(a) of the Employment Agreement. Effective as of the Amendment Effective Date, Section 2(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“Title. Executive is hereby employed in the capacity of Senior Vice President, Corporate Development, Strategy, and Marketing. Executive shall report directly to the President, Commercial Operations. Executive will at all times abide by the Company’s written personnel policies applicable to similarly situated employees of the Company as in effect from time to time and provided to Executive, and will faithfully, industriously and to the best of Executive’s ability, experience and talents perform all of the duties that are reasonably requested by the President, Commercial Operations consistent with Executive’s position and title and that may be required of and from Executive pursuant to the terms hereof.”

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3.Section 2(c) of the Employment Agreement. Effective as of the Amendment Effective Date, Section 2(c) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“Principal Place of Employment. Executive acknowledges that his principal place of employment is Westminster, Colorado, corporate headquarters to TriSalus Life Sciences. Further, Executive acknowledges and agrees that substantial travel will be required in connection with the performance of Executive’s duties as Senior Vice President, Corporate Development, Strategy, and Marketing, such travel to include frequent and/or extended travel to the Company’s principal offices in Colorado and elsewhere as the business requires. The Company shall bear the cost of such travel and shall reimburse all reasonable travel and accommodation expenses of Executive’s business travel, including to the Company’s principal offices. Executive may reside outside of the state of Colorado, but Executive acknowledges that this does not change Executive’s agreement to Colorado being the choice of law or the location of any potential arbitrations as specified in Section 13.”
4.Acknowledgments. Executive expressly consents to the revised compensation, terms and benefits under this Amendment. In consideration of the compensation, terms and benefits provided to Executive by this Amendment and as part of Executive’s continued employment, Executive agrees and acknowledges that there are no circumstances as of the date of this Amendment that constitute, and nothing contemplated in this Amendment shall be deemed for any purpose to be or to create, a Discharge Without Cause or a Resignation for Good Reason, including for purposes of Sections 4(c) or 4(d) of the Employment Agreement, or any other severance or change in control plan, agreement or policy maintained by the Company. Executive further hereby expressly waives any claim or right Executive may have (if any) to assert that this Amendment, or any other condition or occurrence, forms the basis for a Discharge Without Cause or Resignation for Good Reason for any purpose as of the date of this Amendment, including for purposes of Sections 4(c) or 4(d) of the Employment Agreement, or any other severance or change in control plan, agreement or policy maintained by the Company.
5.Effect of Amendment; Entire Agreement. Except as modified herein, the terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect. The Employment Agreement, as modified by this Amendment, sets forth the entire understanding between the parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements. This Amendment cannot be modified or amended except in writing signed by Executive and the Chief Executive Officer. Capitalized terms used and not defined in this Amendment shall have the meanings assigned to them in the Employment Agreement.
6.Governing Law. This Amendment shall be governed by the laws of the State of Colorado, without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction.
7.Counterparts. This Amendment may be executed in counterparts which shall be deemed to be part of one original, and facsimile and electronic image copies of signatures (including pdf or any

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electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method shall be equivalent to original signatures.
IN WITNESS WHEREOF, each of the Parties has executed this Amendment as of the date first above written.

COMPANY:

TriSalus Life Sciences, Inc.

By:      Name: Mary Szela         Title: CEO and President

EXECUTIVE:

Richard Marshak

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